UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2006

MasterCard Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-50250	13-4172551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Purchase Street Purchase, New York	10577
(Address of principal executive offices)	(Zip Code)

(914) 249-2000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Set forth below are tables that provide information regarding the performance results for the three months and year ended December 31, 2005 for the payment programs of MasterCard International Incorporated and MasterCard Europe sprl (collectively, “MasterCard”), the principal operating subsidiaries of MasterCard Incorporated. In addition, set forth below are tables that provide information regarding MasterCard’s payment programs for the years ended December 31, 2004 and 2003, in each case restated to present the information on the same basis as the information in the tables for the three months and year ended December 31, 2005.

The tables set forth the gross dollar volume (“GDV”), purchase volume, cash volume and the number of purchase transactions, cash transactions, accounts, cards and acceptance locations on a regional basis for MasterCard®-branded and MasterCard Electronic™-branded cards. Growth rates over prior periods are provided for volume-based data.

	For the 3 Months ended December 31, 2005
	GDV (Billions)	Growth (Local)	Purchase Volume (Billions)	Growth (Local)	Purchase Transactions (Millions)	Cash Volume (Billions)	Growth (Local)	Cash Transactions (Millions)	Accounts (Millions)	Cards (Millions)	Acceptance Locations (Millions)
All Programs except On-Line Debit Programs
South Asia / Middle East Africa	$6.7	56.5%	$4.2	33.8%	66.6	$2.5	117.1%	20.2	15.8	18.6	.6
Asia / Pacific	68.3	8.9%	37.3	15.1%	466.8	31.0	2.2%	130.8	131.6	144.2	7.6
Europe	119.0	14.4%	88.0	13.2%	1,212.0	31.1	18.1%	207.9	116.6	129.5	7.8
Latin America	29.5	27.2%	13.8	30.6%	309.4	15.7	24.3%	107.3	61.6	74.1	2.0
Canada	17.3	12.7%	14.9	14.8%	185.5	2.4	1.0%	4.6	25.7	31.3	.8
United States	204.9	8.5%	160.1	11.7%	2,258.4	44.8	-1.6%	187.2	301.0	351.6	6.0
Worldwide	445.8	11.9%	318.3	13.6%	4,498.7	127.5	7.8%	658.0	652.3	749.3	24.7

Credit Programs
United States	154.4	5.1%	128.0	9.0%	1,511.1	26.4	-10.6%	16.7	231.7	277.0
Worldwide	352.0	10.1%	268.7	12.7%	3,426.8	83.3	2.4%	282.8	545.0	630.9

Off-Line Debit Programs
United States	50.5	20.3%	32.1	23.6%	747.3	18.4	15.0%	170.5	69.3	74.5
Worldwide	93.7	19.1%	49.6	18.5%	1,071.9	44.2	19.7%	375.2	107.3	118.3

	For the Year ended December 31, 2005
	GDV (Billions)	Growth (Local)	Purchase Volume (Billions)	Growth (Local)	Purchase Transactions (Millions)	Cash Volume (Billions)	Growth (Local)	Cash Transactions (Millions)	Accounts (Millions)	Cards (Millions)
All Programs except On-Line Debit Programs
South Asia / Middle East Africa	$21.8	40.8%	$14.4	28.3%	227.5	$7.4	73.6%	59.2	15.8	18.6
Asia / Pacific	261.7	7.7%	139.2	14.2%	1,726.7	122.5	1.2%	477.7	131.6	144.2
Europe	452.8	13.5%	333.9	13.7%	4,528.7	118.9	12.8%	794.8	116.6	129.5
Latin America	98.0	32.5%	44.6	31.9%	1,075.5	53.4	33.0%	397.0	61.6	74.1
Canada	61.2	13.7%	52.1	16.0%	683.9	9.1	1.7%	18.7	25.7	31.3
United States	765.1	9.5%	589.0	11.9%	8,360.3	176.0	2.2%	764.9	301.0	351.6
Worldwide	1,660.6	11.9%	1,173.3	13.7%	16,602.6	487.4	7.8%	2,512.2	652.3	749.3

Credit Programs
United States	575.7	5.1%	472.2	9.1%	5,597.7	103.5	-9.7%	66.8	231.7	277.0
Worldwide	1,313.3	9.2%	989.9	12.5%	12,625.1	323.5	-0.1%	1,070.0	545.0	630.9

Off-Line Debit Programs
United States	189.4	25.4%	116.8	25.2%	2,762.6	72.6	25.8%	698.1	69.3	74.5
Worldwide	347.3	23.6%	183.4	20.3%	3,977.4	163.9	27.6%	1,442.2	107.3	118.3

	For the Year ended December 31, 2004
	GDV (Billions)	Growth (Local)	Purchase Volume (Billions)	Growth (Local)	Purchase Transactions (Millions)	Cash Volume (Billions)	Growth (Local)	Cash Transactions (Millions)	Accounts (Millions)	Cards (Millions)
All Programs except On-Line Debit Programs
South Asia / Middle East Africa	$15.3	27.8%	$11.1	26.4%	185.7	$4.2	31.7%	39.5	10.5	12.6
Asia / Pacific	235.6	2.0%	117.9	14.1%	1,521.4	117.7	-7.9%	403.5	118.5	131.5
Europe	397.7	14.1%	292.9	15.3%	4,051.3	104.8	10.9%	738.7	98.9	111.4
Latin America	69.3	33.4%	30.7	27.9%	842.9	38.6	38.2%	325.0	46.0	56.9
Canada	50.3	13.5%	41.9	13.9%	605.0	8.4	11.5%	18.5	23.1	28.5
United States	698.6	9.7%	526.3	9.5%	7,434.6	172.3	10.0%	619.6	279.0	337.6
Worldwide	1,466.8	10.7%	1,020.9	12.5%	14,640.9	446.0	6.8%	2,144.7	576.0	678.4

Credit Programs
United States	547.6	6.4%	433.0	8.5%	5,218.6	114.6	-1.1%	74.8	217.3	271.2
Worldwide	1,187.6	8.8%	868.6	12.4%	11,363.7	319.0	0.1%	985.3	486.9	578.5

Off-Line Debit Programs
United States	151.0	23.6%	93.3	14.5%	2,216.0	57.7	41.8%	544.7	61.7	66.4
Worldwide	279.2	19.6%	152.2	13.1%	3,277.1	127.0	28.4%	1,159.4	89.2	99.9

	For the Year ended December 31, 2003
	GDV (Billions)	Growth (Local)	Purchase Volume (Billions)	Growth (Local)	Purchase Transactions (Millions)	Cash Volume (Billions)	Growth (Local)	Cash Transactions (Millions)	Accounts (Millions)	Cards (Millions)
All Programs except On-Line Debit Programs
South Asia / Middle East Africa	$10.9	13.0%	$8.0	17.5%	158.3	$2.9	2.3%	31.2	8.4	9.8
Asia / Pacific	221.5	-8.7%	97.8	4.8%	1,361.2	123.6	-17.1%	344.4	109.9	121.6
Europe	317.8	13.3%	231.9	12.3%	3,512.4	85.9	16.0%	708.6	89.5	100.0
Latin America	53.0	31.2%	24.0	20.2%	689.4	29.0	42.0%	269.8	37.9	47.7
Canada	41.3	14.3%	34.3	14.4%	537.9	7.0	13.7%	17.8	20.2	26.6
United States	637.0	5.8%	480.5	9.1%	6,840.8	156.6	-3.3%	558.4	263.4	319.9
Worldwide	1,281.4	5.8%	876.3	10.0%	13,099.9	405.1	-2.3%	1,930.2	529.2	625.5

Credit Programs
United States	514.9	5.9%	399.0	7.6%	4,891.4	115.9	0.6%	82.5	215.4	266.8
Worldwide	1,054.3	5.3%	746.2	9.5%	10,211.5	308.1	-3.5%	890.4	460.3	545.7

Off-Line Debit Programs
United States	122.2	5.1%	81.5	17.2%	1,949.4	40.7	-13.0%	475.9	48.0	53.1
Worldwide	227.1	7.8%	130.2	12.8%	2,888.4	97.0	1.8%	1,039.9	68.9	79.8

Maestro® and Cirrus® on-line debit transactions, Mondex® transactions and other branded transactions are not included in the preceding tables.

For purposes of the tables: GDV represents purchase volume plus cash volume and includes the impact of balance transfers and convenience checks; purchase volume means the aggregate dollar amount of purchases made with MasterCard-branded cards for the relevant period; and cash volume means the aggregate dollar amount of cash disbursements obtained with MasterCard-branded cards for the relevant period. The number of cards includes virtual cards, which are MasterCard-branded payment accounts in connection with which functional cards are not generally issued. Acceptance locations include merchant locations, ATMs and other locations where cash may be obtained.

The MasterCard payment product is comprised of both credit programs and debit programs, and certain data relating to each type of program is included in the tables. Credit programs include MasterCard-branded credit and charge programs. Debit programs include MasterCard-branded debit programs where the primary means of cardholder validation at the point of sale is for cardholders to sign a sales receipt.

Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which MasterCard volumes are reported. These exchange rates are calculated on a quarterly basis using the average exchange rate for each quarter. However, MasterCard reports period-over-period rates of change in GDV, purchase volume and cash volume solely on the basis of local currency information, in order to eliminate the impact of changes in the value of foreign currencies against the U.S. dollar in calculating such rates of change. Accordingly, the period-over-period rates of change set forth in the tables cannot be extrapolated directly by reference to U.S. dollar volume information presented by MasterCard for the current and historical periods.

The data set forth in the GDV, purchase volume, purchase transactions, cash volume and cash transactions columns is derived from information provided by MasterCard members that is subject to verification by MasterCard and partial cross-checking against information provided by MasterCard’s transaction processing systems. The data set forth in the accounts, cards and acceptance locations columns is derived from information provided by MasterCard members and is subject to certain limited verification by MasterCard. Certain information with respect to acceptance locations is provided by third parties and has not been independently verified by MasterCard. All data is subject to revision and amendment by MasterCard’s members subsequent to the date of its release which revisions and amendments may be material.

A portion of the data set forth in the accounts and cards columns reflects the impact of routine portfolio changes among members and other practices that may lead to over counting of the underlying data in certain circumstances.

The tables include information with respect to MasterCard-branded transactions that are not processed by MasterCard and transactions for which MasterCard does not earn significant revenues. Accordingly, the data in the tables cannot be taken as a direct indication of the financial performance of MasterCard. Cash volumes for the periods indicated in the tables above for MasterCard-branded debit programs in the U.S. region and credit programs in the Asia/Pacific region are higher due to expanded data collection and stricter enforcement of reporting requirements during these periods. Some of the data in the Asia/Pacific region for the periods prior to the three months ended September 30, 2004 have been estimated in order to conform to current presentation standards and ensure comparable statistics. In addition, a change in methodology for characterizing volumes for certain transactions in China and the United Kingdom have lowered purchase volume and increased cash volume in the Asia/Pacific and Europe regions.

Attached also as Exhibit 99.1 is a press release issued by MasterCard International Incorporated, dated February 2, 2006 that further discusses the results of MasterCard’s payment programs for the three months and year ended December 31, 2005 which exhibit is furnished and not filed herewith.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit 99.1	Press Release of MasterCard International Incorporated dated February 2, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCARD INCORPORATED

Date: February 2, 2006	By	/s/ Noah J. Hanft
Noah J. Hanft
General Counsel and Secretary